Exhibit 99.1

FOR IMMEDIATE PRESS RELEASE

PMC Commercial Trust 17950 Preston Road, Suite 600 Dallas, TX 75252

PMC Commercial Trust Contact

(972) 349-3235

www.pmctrust.com

CIM Investor Relations Contact: Mary C. Jensen

(323) 305-7746; mjensen@cimgroup.com

CIM Media Contact: Mendel Communications

(212) 397-1030; bill@mendelcommunications.com

PMC Commercial Trust Enters Into Merger Agreement with CIM Urban REIT, LLC

Existing PMC Shareholders to Receive A Special Cash Dividend of $5.50 Per Share

DALLAS, TX—July 8, 2013—PMC Commercial Trust (NYSE MKT: PCC), (“PMC Commercial”), a real estate investment trust (“REIT”) that specializes in real estate financing primarily through first lien collateralized loans to small businesses, announced today that it has entered into a definitive merger agreement with CIM Urban REIT, LLC and subsidiaries of the respective parties. CIM Urban REIT is a private commercial REIT with Class A commercial real estate assets located in premier urban markets throughout the United States. CIM Urban REIT is managed by a subsidiary of CIM Group, LLC, a real estate and infrastructure investment firm with approximately $12 billion in assets under management. The merger and other transactions were unanimously approved by both PMC Commercial’s Board of Trust Managers and CIM Urban REIT’s Director.

Pursuant to the merger agreement, CIM Urban REIT and its affiliates will receive approximately 22.0 million newly-issued PMC Commercial Common Shares of beneficial interest and approximately 65.0 million newly-issued PMC Commercial Preferred Shares. Each Preferred Share will be convertible into seven Common Shares, resulting in the issuance of approximately 477.2 million Common Shares in the merger and other transactions. This will represent approximately 97.8% of PMC Commercial’s outstanding Common Shares.

All PMC Commercial Common Shares that are outstanding immediately prior to the transactions will remain outstanding following the transactions. In addition, PMC Commercial shareholders of record at the close of the business day prior to the closing of the transactions will receive a special cash dividend of $5.50 per common share, to be paid shortly after closing. The special dividend will be funded from existing cash and credit lines. Based on the agreed equity value of CIM Urban REIT’s contributed portfolio of $2.386 billion and the issuance of 477.2 million PMC Commercial Common Shares, the merged company (including subsidiaries) will have an implied valuation of $2.439 billion. The merged company is initially expected to pay a quarterly cash dividend of $0.175 per common share, which will provide a 3.5% annualized yield on its pro forma equity market capitalization.

After the closing of the merger and other transactions, it is expected that the merged company will primarily invest in substantially stabilized real estate and real estate-related assets in high density, high barrier–to-entry urban markets throughout the United States. CIM Group will manage most aspects of the merged company’s business and it is anticipated that the merged company will be the principal investment vehicle through which CIM Group will place substantially stabilized real estate investments. As a result of CIM Group’s urban market investment and operating experience developed over the last 19 years, the merged company will benefit from investment opportunities in a diverse range of stabilized urban properties (and to a lesser extent loans secured by such properties), including office, retail, hotel, multifamily apartments, signage and parking. Over time, the merged company may expand into new real estate-related activities, supported by CIM Group’s broad real estate investing capabilities. In addition, the merged company will continue to originate loans to small businesses collateralized by first liens on the real estate of the related business, in accordance with the current investment strategy of PMC Commercial and its subsidiaries.

“This transaction offers an efficient program to provide our institutional partners with liquidity over time while maintaining their ability to hold their investment and continue to benefit from expected quarterly dividends and capital appreciation from the portfolio of exceptionally attractive properties assembled by CIM Urban REIT over the last eight years.” said Richard S. Ressler, Co-Founder and Principal of CIM Group. “The merged company will be a well-capitalized owner of top-tier real estate assets located in some of the best performing real estate markets in North America. Additionally, we believe that the merged company will be an attractive investment for a broad array of investors, including some that have been precluded from investing in CIM Urban REIT because of restrictions against private investments or because of the large minimum investment required to participate in CIM Group’s private institutionally-focused funds.”

“The Board of Trust Managers and the executive officers of PMC Commercial seek to drive long-term growth and maximize value for our shareholders,” said Jan F. Salit, President and Chief Executive Officer of PMC Commercial. “This transaction demonstrates our ability to set strategic growth initiatives and execute those initiatives swiftly. We believe this transaction will allow us to combine our lending expertise with CIM Group’s real estate expertise, as well as offer efficiencies of scale that will benefit all of our shareholders.”

TIMING AND OTHER MATTERS

The merger and other transactions are subject to certain customary closing conditions, including the approval of PMC Commercial’s shareholders. PMC Commercial expects to hold a special meeting of its shareholders to consider and vote on the proposed transactions contemplated by the merger agreement. The parties expect the transactions to be completed during the fourth quarter of 2013.

Under the merger agreement, PMC Commercial has the right to solicit competing proposals from third parties during the 30-day period ending August 6, 2013. PMC Commercial does not intend to disclose developments regarding this process, unless PMC Commercial’s Board of Trust Managers reaches a decision regarding any superior proposals that may be made. There is no assurance that this process will result in a superior proposal.

Sandler O’Neill + Partners, L.P. is acting as financial advisor (and rendered a fairness opinion in connection with the transactions) and Locke Lord LLP is acting as legal advisor to PMC Commercial. DLA Piper LLP is acting as legal advisor to CIM Group.

ABOUT PMC COMMERCIAL

PMC Commercial is a REIT organized in 1993 that primarily originates loans to small businesses collateralized by first liens on the real estate of the related business, predominantly (94% at March 31, 2013) in the hospitality industry. Its operations are located in Dallas, Texas and include originating, servicing and selling the government guaranteed portions of certain loans. PMC Commercial originates loans, either directly or through its wholly-owned lending subsidiaries, as follows: First Western SBLC, Inc. (“First Western”), PMC Investment Corporation (“PMCIC”) and Western Financial Capital Corporation (“Western Financial”). First Western is licensed as a small business lending company (“SBLC”) that originates loans through the Small Business Administration’s (“SBA”) 7(a) Guaranteed Loan Program (“SBA 7(a) Program”). PMCIC and Western Financial are licensed small business investment companies (“SBICs”).

ABOUT CIM URBAN REIT, LLC

CIM Urban REIT, LLC, through its wholly owned subsidiary, CIM Urban Partners, LP, invests primarily in substantially stabilized real estate and real estate-related assets in high density, high barrier-to-entry urban markets throughout North America that CIM Group has targeted for opportunistic investments. CIM invests in these properties anticipating that they will experience above-average rent growth compared to both national averages and their neighboring central business districts.

ABOUT CIM GROUP

CIM Group is a leading real estate and infrastructure investment firm that since 1994 has systematically and successfully invested in dynamic and densely populated communities throughout North America. CIM Group draws on its experienced team of real estate, investment and finance professionals to identify and pursue investment opportunities in three primary strategic categories: repositioning and development projects in established and emerging urban areas; well-positioned operating properties in transitional and established districts; and infrastructure. CIM manages three distinct portfolios, including opportunistic, stabilized and infrastructure funds, each of which are diversified by geography and type of property within that risk profile. These portfolios are supported by a full array of expertise in real estate-related activities. Headquartered in Los Angeles, CIM has offices in New York, the San Francisco Bay Area and the Washington, D.C. Metropolitan Area. For more information, please visit www.cimgroup.com.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. PMC Commercial plans to file with the U.S. Securities and Exchange Commission (SEC) a Registration Statement on Form S-4 and file with the SEC and mail to its shareholders a Proxy Statement/Prospectus in connection with the merger and other transactions. The Registration Statement and the Proxy Statement/Prospectus will contain important information about PMC Commercial, CIM Urban REIT and their respective affiliates, the merger and other transactions, and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by PMC Commercial through the web site maintained by the SEC at www.sec.gov and that maintained by PMC Commercial Trust at www.pmctrust.com.

In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from PMC Commercial by contacting PMC Commercial Trust, Attn: Investor Relations, 17950 Preston Road, Suite 600, Dallas, Texas 75252.

PMC Commercial and its trust managers and executive officers may be deemed to be participants in the solicitation of proxies in respect of the merger and other transactions contemplated by the merger agreement. Information regarding PMC Commercial’s trust managers and executive officers is contained in PMC Commercial’s Annual Report on Form 10-K for the year ended December 31, 2012, and in its definitive proxy statement dated April 29, 2013, which are filed with the SEC. As of April 15, 2013, PMC Commercial’s trust managers and executive officers beneficially owned as a group approximately 499,243 Common Shares, or 4.7% of PMC Commercial’s Common Shares. Additional information regarding the interests of such potential participants will be included in the Proxy Statement/Prospectus and other relevant documents filed with the SEC in connection with the proposed merger and other transactions if and when they become available.

FORWARD-LOOKING STATEMENTS

The information set forth herein (including information included or referenced herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect PMC Commercial’s and CIM Urban REIT’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the merger and other transactions contemplated by the merger agreement will be consummated, PMC Commercial’s and CIM Group’s plans for the merged company, market and other expectations, objectives, intentions, as well as any expectations with respect to the merged company, including regarding valuations, future dividends, estimates of growth, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger and other transactions due to the failure to obtain PMC Commercial shareholder approval for the transactions or the failure to satisfy other conditions to completion of the transactions, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transactions; (3) risks related to disruption of management’s attention from ongoing business operations due to the merger and other transactions; (4) the effect of the announcement of the proposed merger and other transactions on PMC Commercial’s or CIM Urban REIT’s relationships with its customers, investors, tenants, lenders, operating results and business generally; (5) risks related to substantial expenditures with respect to the merger and other transactions, which may or may not be reimbursable in the event of the termination of the Merger Agreement; (6) the outcome of any legal proceedings relating to the merger and other transactions; and (7) risks to consummation of the merger and other transactions, including the risk that the merger and other transactions will not be consummated within the expected time period or at all. Additional factors that may affect future results are contained in PMC Commercial’s filings with the SEC, which are available at the SEC’s website at www.sec.gov and on PMC Commercial’s website at www.pmctrust.com, including those set forth in PMC Commercial’s Annual Report on Form 10-K for the year ended December 31, 2012. PMC Commercial and CIM Group disclaim any obligation to update and revise statements contained in this press release or the materials referenced herein based on new information or otherwise.